Exhibit 99.1

MCEWEN MINING: FOX PEA –

HIGHER PRODUCTION, LONGER LIFE

TORONTO, January 26, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to provide summary results from the Fox Complex Preliminary Economic Assessment ("Fox PEA" or "PEA"), which outlines a mine life of over twelve (12) years, generating average annual production of 71,980 gold ounces, at average cash costs and all-in sustaining costs ("AISC") per ounce under $800 and $1,225, respectively.(1)(2) Peak annual gold production of approximately 100,000 ounces occurs in Years 6 to 10 of the mine life.

"The Fox PEA is an important step forward for us. It translates our exploration success into a business case that increases mine life and production rates and lowers costs per ounce! It also provides a clearer picture of where future exploration should be focused to add value.

Our commitment and investment in exploration has provided the foundation for this study, and ongoing exploration success continues to further enhance the expansion potential at Fox. While the PEA is an encouraging first iteration, continuing exploration success, improved economics, and a shorter payback period is required before we decide to advance the project.

I am also pleased that the Froome mine was successfully brought into production in 2021, is performing as planned, and is expected to continue for at least another three years while our expansion plans and drilling progress," commented Rob McEwen, Chairman and Chief Owner.

McEwen engaged Wood Canada Limited (https://www.woodplc.com) ("Wood") to assist in evaluating and developing a business strategy to unlock the value of our Fox Complex properties ("Fox") in Canada's Timmins mining district. The PEA was prepared by Wood in accordance with the requirements of Canadian National Instrument 43-101 "Standards of Disclosure for Mineral Projects" ("NI 43-101"). The NI 43-101 technical report summarizing the PEA report will be published on SEDAR within 45 days from the date of this news release.

Fox is an active mining operation with gold production from the Froome mine, which was developed in 2020-2021 and started commercial production in September 2021 using the pre-existing Fox mill facility. The PEA evaluates the economics of Fox in two ways: Case A - Fox including Froome, and Case B - Fox excluding Froome. Case B is intended to show the incremental return on investment provided by the expansion of the Fox mill to 2,400 tonnes per day and the development of mines at Stock West, Grey Fox and Fuller deposits (the "Expansion Project").

Table 1 presents a summary of results for Case A. In this case, the internal rate of return and payback period are not meaningful metrics because of Froome's initial positive operating earnings.

Table 1: Case A – Fox Financial Results (US Dollars)(2)

Financial & Operating Metrics (After-tax):
Life of Mine (LoM)	12.3 years
LoM Gold Production	885,400 oz
Average Annual Gold Production - LoM	71,980 oz
Average Cash Costs per oz. - LoM (1)	$797
Average AISC per oz. - LoM (1)	$1,224
Gold Price Sensitivity:	Downside Case $1,500/oz Au	Base Case $1,650/oz Au	Upside Case $1,800/oz Au
Net Present Value (5% discount) (NPV5%)(3)(4)	$108 million	$175 million	$240 million

Table 2 presents a summary of results for Case B. Table 2 is the only instance in this news release where Froome is excluded from the information presented.

Table 2: Case B - Expansion Project Financial Results(2)(5)

Financial & Operating Metrics (After-tax):
Life of Mine (LoM)	9.3 years
LoM Gold Production	751,700 oz
Average Annual Gold Production - LoM	80,800 oz
Average Cash Costs per oz. - LoM (1)	$769
Average AISC per oz. - LoM (1)	$1,246
Gold Price Sensitivity:	Downside Case $1,500/oz Au	Base Case $1,650/oz Au	Upside Case $1,800/oz Au
Net Present Value (5% discount) (NPV5%)(4)(6)	$81 million	$137 million	$192 million
Internal Rate of Return (IRR%)	15%	21%	26%
Payback Period (years)	6.5	5.9	5.4

Most of the funding required for capital expenditures to implement the Expansion Project comes from internally generated project cash flow. Table 3 shows the total projected capital (initial and sustaining) and the amount and timing of external funding required to realize the PEA business case. While the PEA shows encouraging results for expansion at Fox, it is not McEwen Mining’s intention to finance or construct the Expansion Project based on this PEA. The execution strategy is to seek further opportunities to reduce the funding requirements and improve the payback period concurrent with additional drilling and studies.

Table 3: Fox Capital Expenditure and Potential Funding Requirements (2)(7)

Year of Project	Total Capital Expenditure ($M)	Amount and Timing of Funding Required Above Project Generated Cash Flow
		Downside Case $1,500/oz Au ($M)	Base Case $1,650/oz Au ($M)	Upside Case $1,800/oz Au ($M)
Year 1 (2022)	$10	-	-	-
Year 2 (2023)	$49	$70	$52	$35
Year 3 (2024)	$76	$41	$37	$34
Year 4 to 13 (2025-2034)	$223	-	-	-
Total LoM	$358	$111	$89	$69

Readers are cautioned that the PEA is preliminary in nature. It includes Inferred mineral resources that are considered too speculative geologically to have applicable economic considerations that would enable them to be categorized as mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. There is no certainty that the PEA will be realized.

PEA Overview

The PEA is based on the sequential underground development and mining of the Froome, Stock West, Grey Fox, and Fuller mineral resources. Our other resources at Black Fox, Stock East, Davidson-Tisdale, Buffalo Ankerite, Paymaster, and Tamarack represent potential sources of additional production and require further exploration and study.

The PEA includes upgrading the Fox mill, located at the Stock property, to increase throughput capacity to 2,400 tonnes per day and to allow the simultaneous processing of material from multiple deposits. The impact of the increased mill throughput on annual gold production capacity can be seen in Figure 1 starting in Year 5.

The Fox project is partly funded by operating earnings from ongoing operations at Froome, some of which occur before the Expansion Project is started. In addition, exploration will continue at Stock Main and Stock West to develop additional resources that may provide opportunities for earlier revenue and a quicker payback period. Drilling is also anticipated at Grey Fox to evaluate additional opportunities for resource extensions and definition.

As shown in Figure 3, the cumulative cash flow is initially positive because of Froome operations. Subsequent capital expenditures for project expansion drive cumulative cash flow negative starting in Year 3 until becoming positive again in Year 7. Total capital for the life of mine is $358 million, of which $89 million is not addressed internally from project cash flow ($52 million in Year 2 and $37 million in Year 3)(see Table 3). The Company is evaluating possible opportunities to mitigate this funding requirement, including enhancing near-term production opportunities at the Stock property and Froome with ongoing exploration drilling in 2022.

Figure 1 summarizes the projected gold production profile for Fox. Figure 2 provides the components of the estimated annual cash flow. Figure 3 shows the modelled cumulative cash flow (undiscounted and discounted at 5%).

Trade-Off Analysis

The mining team performed a trade-off analysis on each property to evaluate the mining method that created the highest value. Following these analyses, a set of detailed mine designs and schedules were created and used to determine the optimal mineral resources to target as part of the business strategy for the PEA.

The PEA is based on Measured, Indicated, and Inferred Mineral Resources (as defined in 2014 CIM Definition Standards), providing direction for our team to focus exploration, permitting, and development work required to advance the individual deposits to production.

Exploration and Project Development Update

The PEA provides a sound basis for identifying where best to leverage exploration and delineation spending. Management remains confident that mineral resources can be expanded in the Stock area with targeted drilling within 400 meters from the surface at Stock West and Stock Main.

Recent exploration drilling has identified the host lithology (green carbonate unit) and similar mineralization to the Stock West deposit nearer to surface, between the historical Stock mine infrastructure and the Destor-Porcupine Fault Zone. Evaluation of the extent of this unit and its mineralization is currently underway. Successfully delineating potentially economic mineralization near surface, close to the proposed decline at Stock and adjacent to the Fox Mill could significantly improve near-term project economics and payback. While aggressive drilling continues, steps to prepare for permitting a new decline at Stock are underway.

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Mineral Resource Estimates

The following Fox mineral resource models were updated to reflect the PEA's current economic assumptions and underground mining scenarios. All mineral resources are constrained by stope shapes defining reasonable prospects for eventual economic extraction by underground mining methods.

Figures in the tables below may not sum due to rounding.

Tables 4 to 7 present mineral resource estimates for Froome (update), Stock West (initial), Grey Fox (update), and Fuller (update).

Table 4: Froome - Mineral Resource Estimate, Effective Date July 16, 2021(8)

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (‘000 oz)
Measured	2.35	790	4.47	113
Indicated	2.35	641	3.92	81
Total Measured & Indicated	2.35	1,432	4.22	194
Inferred	2.35	276	3.32	29

Table 5: Grey Fox - Mineral Resource Estimate, Effective Date January 31, 2021(9)

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (‘000 oz)
Measured	2.30	-	-	-
Indicated	2.30	7,566	4.80	1,168
Total Measured & Indicated	2.30	7,566	4.80	1,168
Inferred	2.30	1,685	4.35	236

Table 6: Stock West - Mineral Resource Estimate, Effective Date July 30, 2021(10)

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (‘000 oz)
Measured	1.95	-	-	-
Indicated	1.95	1,171	3.83	144
Total Measured & Indicated	1.95	1,171	3.83	144
Inferred	1.95	1,049	3.30	111

Table 7: Fuller - Mineral Resource Estimate, Effective Date April 30, 2021(11)

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (‘000 oz)
Measured	2.30	-	-	-
Indicated	2.30	1,149	4.25	157
Total Measured & Indicated	2.30	1,149	4.25	157
Inferred	2.30	693	3.41	76

Notes:

1.	This press release includes non-GAAP financial measures, such as Average Cash Costs per oz and Average All-in Sustaining Costs (AISC) per oz. In the gold mining industry, these are common performance measures but do not have any standardized meaning under U.S. GAAP and are considered non-GAAP measures. We use these measures in evaluating our business and believe that certain investors use such non-GAAP measures to evaluate our performance and ability to generate cash flow. Accordingly, they are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are limitations associated with the use of such non-GAAP measures.
2.	All amounts are in U.S. Dollars (USD) unless otherwise indicated. PEA assumes a CDN:USD exchange rate of 1.22. "oz" means Troy ounce(s) of gold (Au).
3.	NPV5% is discounted to Dec 31, 2021 for Case A.

4.	After-tax cash flow incorporates available tax credits as at Dec 31, 2021. Tax credits may expire if not used by a specific time.
5.	Gold production and cash flow from Case B is not additive to Case A (Case B is a subset of Case A).
6.	NPV5% is discounted to Dec 31, 2022 for Case B.
7.	Funding is assumed to be needed during the year prior to the year in which it is spent.
8.	Mineral Resources are reported above an economic cut-off grade of 2.35 g/t gold assuming underground extraction methods and based on a mining cost of C$80/t, process cost of C$24.34/t, G&A cost of C$10.50/t, haulage cost of C$4.70/t, refining cost of C$1.82/oz, metallurgical recovery of 87%, royalty buyout of C$1.21/t, dilution of 15%, and realized gold price of US$1,632/oz (after Sandstorm Stream).
9.	Mineral Resources are reported above an economic cut-off grade of 2.30 g/t gold assuming underground extraction methods and based on a mining cost of C$80/t, process cost of C$24.34/t, G&A cost of C$10.50/t, haulage cost of C$5.64/t, refining cost of C$1.82/oz, metallurgical recovery of 85%, royalty NSR of 2.65%, dilution of 15%, and gold price of US$1,725/oz.
10.	Mineral Resources are reported above an economic cut-off grade of 1.95 g/t gold assuming underground extraction methods and based on a mining cost of C$80/t, process cost of C$24.34/t, G&A cost of C$10.50/t, refining cost of C$1.82/oz, metallurgical recovery of 94%, dilution of 15%, and gold price of US$1,725/oz.
11.	Mineral Resources are reported above an economic cut-off grade of 2.30 g/t gold assuming underground extraction methods and based on a mining cost of C$90/t, process cost of C$24.55/t, G&A cost of C$10.50/t, haulage cost of C$6.64/t, metallurgical recovery of 88%, 10% Net Profits Interest (NPI) royalty, dilution of 10% and gold price of US$1,725/oz.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

The Fox PEA and related resource estimates contained in this release have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards permitted in reports filed with the SEC under Industry Guide 7 ("Guide 7") or under SEC S-K 1300 (defined below).

Under NI 43-101, we report Measured, Indicated and Inferred resources, which are measurements that are generally not permitted in filings made with the SEC under Guide 7. The estimation of Measured resources and Indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under Industry Guide 7. U.S. investors are cautioned not to assume that any part of Measured or Indicated resources will ever be converted into economically mineable reserves. The estimation of Inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred mineral resources could be upgraded to Indicated mineral resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of Inferred resources exist, or that they can be legally or economically mined.

Canadian regulations permit the disclosure of resources in terms of "contained ounces" provided that the tonnes and grade for each resource are also disclosed; however, under Guide 7, the SEC only permits issuers to report "mineralized material" in tonnage and average grade without reference to contained ounces. Under Guide 7, the tonnage and average grade described herein would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers engaged in the mining industry and which are required to file reports with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”). These amendments became effective February 25, 2019 (“SEC S-K 1300”) and, commencing for registrants with their first fiscal year beginning on or after January 1, 2021, SEC S-K 1300 replaces the historical property disclosure requirements included in SEC Industry Guide 7. SEC S-K 1300 includes the adoption of terms describing mineral reserves and mineral resources that are “substantially similar” to the corresponding terms under the CIM Definition Standards. As a result of the adoption of SEC S-K 1300, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding CIM Definitions. U.S. investors are cautioned that while the above terms are “substantially similar” to CIM Definitions, there are differences in the definitions under SEC S-K 1300 and the CIM Definition Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under SEC S-K 1300. U.S. investors are also cautioned that while the SEC recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under SEC S-K 1300, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Company reports are or will be economically or legally mineable. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies, except in rare cases. For the above reasons, the mineral reserve and mineral resource estimates and related information in this release may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

TECHNICAL INFORMATION

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by NI 43-101.

The technical information in this news release related to geology and exploration has been prepared under the supervision of Ken Tylee, P.Geo., McEwen Mining's Exploration Manager and a Qualified Person as defined by NI 43-101.

The technical information in this news release related to resource estimates has been prepared under the supervision of Luke Willis, P.Geo., McEwen Mining's Director of Resource Modelling and Qualified Person as defined by NI 43-101.

All of the Qualified Persons listed have visited Fox and reviewed technical information relevant to their experience and area of responsibility.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities legislation. The forward-looking statements and information expressed, as at the date of this news release, include mineral resource estimates, the results of the PEA, including, without limitation NPV, IRR, payback period, LoM, production, cash costs and AISC, cash flows and other financial and operational metrics, as well as other estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management and/or the Qualified Persons, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, uncertainties inherent to preliminary economic assessments, which by their nature are subject to a number of key assumptions, risks and uncertainties, the effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to estimation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
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